UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2025

INVENTRUST PROPERTIES CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-40896	34-2019608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3025 Highland Parkway, Suite 350

Downers Grove, Illinois 60515

(Address of principal executive offices) (Zip Code)

(855) 377-0510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	IVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On February 19, 2025, the Board of Directors (the “Board”) of InvenTrust Properties Corp. (the “Company”) increased the size of the Board from nine to ten members and appointed Julie M. Swinehart to the Board effective February 19, 2025, to hold office until the Company’s 2025 annual meeting of stockholders and until her successor has been duly elected and qualified. The Board also appointed Ms. Swinehart as a member of the Audit Committee and Compensation Committee of the Board.

There is no arrangement or understanding between Ms. Swinehart and any other person pursuant to which Ms. Swinehart was selected as a director. Ms. Swinehart does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Swinehart will be entitled to compensation for her service on the Board on the same basis as all other non-employee directors of the Company, pursuant to the InvenTrust Properties Corp. Director Compensation Program.

Directors Not Standing For Re-Election

On February 19, 2025, Michael A. Stein notified the Board that he does not intend to seek re-election as a director of the Board at the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) due to the Company’s mandatory retirement age under the Company’s Corporate Governance Guidelines. Mr. Stein’s decision not to stand for re-election is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On February 19, 2025, Thomas F. Glavin notified the Board that he does not intend to seek re-election as a director of the Board at the 2025 Annual Meeting. Mr. Glavin’s decision not to stand for re-election is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Immediately following the adjournment of the 2025 Annual Meeting and expiration of Messrs. Stein’s and Glavin’s term as directors on the Board, the number of directors constituting the entire Board will be decreased from ten (10) directors to eight (8) directors.

Item 7.01	Regulation FD Disclosure.

On February 19, 2025, the Company issued a press release announcing the appointment of Julie M. Swinehart as a new director of the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

99.1	Press Release, dated February 19, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InvenTrust Properties Corp.

Date: February 19, 2025	By:	/s/ Christy L. David
	Name:	Christy L. David
	Title:	Executive Vice President, Chief Operating Officer, General Counsel & Secretary